Exhibit 10.33

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made effective as of March 13, 2013 (the “Effective Date”), by and between Vedantra Pharmaceuticals Inc., a Delaware corporation, with its principal place of business being One Kendall Square, Building 1400 West, Suite 14303 Cambridge, MA. 02139 (the “Company”) and Danforth Advisors, LLC, a Massachusetts limited liability corporation, with its principal place of business being 91 Middle Road, Southborough, MA 01772 (“Danforth”). The Company and Danforth are herein sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company possesses know-how and proprietary technology related to the acquisition, financing and development of therapeutics, particularly in oncology; and

WHEREAS, Danforth has expertise in financial and corporate operations and strategy; and

WHEREAS, Danforth desires to serve as an independent consultant for the purpose of providing the Company with certain strategic and financial advice and support services, as more fully described in Exhibit A attached hereto, (the “Services”); and

WHEREAS, the Company wishes to engage Danforth on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties agree and covenant as follows.

1.	Services of Consultant. Danforth will assist the Company with matters relating to the Services. The Services are more fully described in Exhibit A attached hereto. Danforth and the Company will review the Services on a monthly basis to prioritize and implement the tasks listed on Exhibit A. Danforth will work with the Company according to a monthly budget that will be agreed upon in advance of each month and not exceeded without prior approval of the Company.
2.	Compensation for Services. In full consideration of Danforth’s full, prompt and faithful performance of the Services, the Company shall compensate Danforth a consulting fee more fully described in Exhibit A (the “Consulting Fee”). Danforth shall, from time to time, but not more frequently than once per calendar month invoice the Company for Services rendered and such invoice will be paid upon fifteen (15) days of receipt. Each month the Parties shall evaluate jointly the current fee structure and scope of Services. Fees shall be subject to an annual 3% increase effective on each anniversary of the Agreement. Upon termination of this Agreement pursuant to Section 3, no compensation or benefits of any kind as described in this Section 2 shall be payable or issuable to Danforth after the effective date of such termination. In addition, the Company will reimburse Danforth for reasonable out-of-pocket business expenses, including but not limited to travel and parking, incurred by Danforth in performing the Services hereunder, upon submission by Danforth of supporting documentation reasonably acceptable to the Company. Such accrued expenses in any given three (3) month period shall not exceed one thousand dollars ($1,000) unless submitted to the Company for its prior written approval.

3.	Term and Termination. The term of this Agreement will commence on the Effective Date and will continue through the anniversary of such date in the next calendar year (the “Term”). This Agreement will automatically renew for an additional one (1) year period as mutually agreed to by the parties. This Agreement may be terminated by either Party hereto: (a) with Cause (as defined below), upon written notice to the other Party; or (b) without cause upon thirty (30) days prior written notice to the other Party. For purposes of this Section 3, “Cause” shall include: (i) a breach of the terms of this Agreement which is not cured within thirty (30) days of written notice of such default or (ii) the commission of any act of fraud, embezzlement or deliberate disregard of a rule or policy of the Company.
4.	Time Commitment. Danforth will devote such time to perform the Services under this Agreement as may reasonably be required.

5.	Place of Performance. Danforth will perform the Services at such locations upon which the Company and Danforth may mutually agree. Danforth will not, without the prior written consent of the Company, perform any of the Services at any facility or in any manner that might give anyone other than the Company any rights to or allow for disclosure of any Confidential Information (as defined below).
6.	Compliance with Policies and Guidelines. Danforth will perform the Services in accordance with all rules or policies adopted by the Company that the Company discloses in writing to Danforth.
7.	Confidential Information. Danforth acknowledges and agrees that during the course of performing the Services, the Company may furnish, disclose or make available to Danforth information, including, but not limited to, material, compilations, data, formulae, models, patent disclosures, procedures, processes, business plans, projections, protocols, results of experimentation and testing, specifications, strategies and techniques, and all tangible and intangible embodiments thereof of any kind whatsoever (including, but not limited to, any apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records and reports), which is owned or controlled by the Company and is marked or designated as confidential at the time of disclosure or is of a type that is customarily considered to be confidential information (collectively the “Confidential Information”). Danforth acknowledges that the Confidential Information or any part thereof is the exclusive property of the Company and shall not be disclosed to any third party without first obtaining the written consent of the Company. Danforth further agrees to take all practical steps to ensure that the Confidential Information, and any part thereof, shall not be disclosed or issued to its affiliates, agents or employees, except on like terms of confidentiality. The above provisions of confidentiality shall apply for a period of five (5) years.

8.	Intellectual Property. Danforth agrees that all ideas, inventions, discoveries, creations, manuscripts, properties, innovations, improvements, know-how, inventions, designs, developments, apparatus, techniques, methods, and formulae that Danforth conceives, makes, develops or improves as a result of performing the Services, whether or not reduced to practice and whether or not patentable, alone or in conjunction with any other party and whether or not at the request or upon the suggestion of the Company (all of the foregoing being hereinafter collectively referred to as the “Inventions”), shall be the sole and exclusive property of the Company. Danforth hereby agrees in consideration of the Company’s agreement to engage Danforth and pay compensation for the Services rendered to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged that Danforth shall not, without the prior written consent of the Company, directly or indirectly, consult for, or become an employee of, any company which conducts business in the Field of Interest anywhere in the world. As used herein, the term “Field of Interest” shall mean the research, development, manufacture and/or sale of the products resulting from the Company’s technology. The limitations on competition contained in this Section 7 shall continue during the time that Danforth performs any Services for the Company (whether as a consultant, employee or otherwise), and for a period of three (3) months following the termination of any such Services that Danforth performs for the Company. If any part of this section should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this Section 7 is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable. Except as expressly provided herein, nothing in this Agreement shall preclude Danforth from consulting for or being employed by any other person or entity.
9.	Non Solicitation. All personnel representing Danforth are employees or contracted agents of Danforth. As such, they are obligated to provide the Services to the Company and are obligated to Danforth under confidentiality, non-compete, and non-solicitation agreements. Accordingly, they are not retainable as employees or contractors by the Company and the Company hereby agrees not to solicit, hire or retain their services for so long as they are employees or contracted agents of Danforth and for one (1) year thereafter. Should the Company violate this restriction, it agrees to pay Danforth liquidated damages equal to fifteen thousand ($15,000) dollars for each Danforth employee or contracted agent hired by the Company in violation of this Agreement, plus Danforth’s reasonable attorneys’ fees and costs incurred in enforcing this agreement should the Company fail or refuse to pay the liquidated damages amount in full within thirty (30) days following its violation.
10.	Placement Services. In the event that Danforth refers a potential employee to the Company and that individual is hired, Danforth shall receive a fee equal to fifteen percent (15%) of the employee’s starting annual base salary. This fee is due and owing whether an individual is hired, directly or indirectly on a permanent basis or on a contract or consulting basis by the Company, as a result of Danforth’s efforts within one (1) year of the date applicant(s) are submitted to the Company. Such payment is due within thirty (30) days of the employee’s start date.

11.	No Implied Warranty. Except for any express warranties stated herein, the Services are provided on an “as is” basis, and the Company disclaims any and all other warranties, conditions, or representations (express, implied, oral or written), relating to the Services or any part thereof. Further, in performing the Services Danforth is not engaged to disclose illegal acts, including fraud or defalcations, which may have taken place. The foregoing notwithstanding, Danforth will promptly notify the Company or, if appropriate, the Board of Directors, if Danforth becomes aware of any such illegal acts during the performance of the Services. Because the Services do not constitute an examination in accordance with standards established by the American Institute of Certified Public Accountants (the “AICPA”), Danforth is precluded from expressing an opinion as to whether financial statements provided by the Company are in conformity with generally accepted accounting principles or any other standards or guidelines promulgated by the AICPA, or whether the underlying financial and other data provide a reasonable basis for the statements.
12.	Indemnification. Each Party hereto agrees to indemnify and hold the other Party hereto, its directors, officers, agents and employees harmless against any claim based upon circumstances alleged to be inconsistent with such representations and/or warranties contained in this Agreement. Further, the Company shall indemnify and hold harmless Danforth and any of its subcontractors against any claims, losses, damages or liabilities (or actions in respect thereof) that arise out of or are based on the Services performed hereunder, except for any such claims, losses, damages or liabilities arising out of the gross negligence or willful misconduct of Danforth or any of its subcontractors. The Company will endeavor to add Consultant and any applicable subcontractor to its insurance policies as additional insured’s.
13.	Independent Contractor. Danforth is not, nor shall Danforth be deemed to be at any time during the term of this Agreement, an employee of the Company, and therefore Danforth shall not be entitled to any benefits provided by the Company to its employees, if applicable. Danforth’s status and relationship with the Company shall be that of an independent contractor and consultant. Danforth shall not state or imply, directly or indirectly, that Danforth is empowered to bind the Company without the Company’s prior written consent. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the parties. Danforth will be solely responsible for payment of all charges and taxes arising from its relationship to the Company as a consultant.
14.	Records. Upon termination of Danforth’s relationship with the Company, Danforth shall deliver to the Company any property or Confidential Information of the Company relating to the Services which may be in its possession including products, project plans, materials, memoranda, notes, records, reports, laboratory notebooks, or other documents or photocopies and any such information stored using electronic medium.

15.	Notices. Any notice under this Agreement shall be in writing (except in the case of verbal communications, emails and teleconferences updating either Party as to the status of work hereunder) and shall be deemed delivered upon personal delivery, one day after being sent via a reputable nationwide overnight courier service or two days after deposit in the. Notices under this Agreement shall be sent to the following representatives of the Parties:

If to the Company:

Name: William Koster

Title: Chairman

Address: One Kendall Square

Building 1400 West, Suite 14303

Cambridge, MA. 02139

Phone: (617) 945-2077

E-mail: meagen.boyle@vedantra.com

If to Danforth:

Name: Gregg Beloff

Title: Managing Director

Address: 91 Middle Road

Southborough, MA 01772

Phone: 617-686-7679

E-mail: gbeloff(adanforthadvisors.com

16.	Assignment and Successors. This Agreement may not be assigned by a Party without the consent of the other which shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.
17.	Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of either Party. In event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.
18.	Headings. The Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.
19.	Integration; Severability. This Agreement is the sole agreement with respect to the subject matter hereof and shall supersede all other agreements and understandings between the Parties with respect to the same. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

20.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, excluding choice of law principles. The Parties agree that any action or proceeding arising out of or related in any way to this Agreement shall be brought solely in a Federal or State court of competent jurisdiction sitting in the Commonwealth of Massachusetts.
21.	Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement.

If you are in agreement with the foregoing, please sign where indicated below, whereupon this Agreement shall become effective as of the Effective Date.

DANFORTH ADVISORS		VEDANTRA PHARMACEUTICS INC.

By:	/s/ Daniel Geffken	By:	/s/ William H. Koster
Print Name: Daniel Geffken		Print Name: William H. Koster
Title: Managing Director		Title: Chairman
Date: 3/13/14		Date: March 13, 2014

EXHIBIT A

Description of Services and Schedule of Fees

Danforth will perform mutually agreed to finance and accounting functions which are necessary to support the: (i) management and operations of Company’s business; and (ii) the terms of Company’s investor and other business agreements. Some specific accounting / finance activities included in the services are as follows:

Accounting and Controller Services

Some specific controller activities included in the services are as follows:

Accounting

•	Management of day-today accounting functions
•	Review, summarization and analysis of historical expenses
•	Cash reconciliation and cash usage
•	Cost analysis
•	A/P
•	Prep US GAAP compliant internal financial statements
•	Quarterly investor reporting
•	Monthly payroll/benefits administration
•	Scope of exposures (adequate insurance for property and casualty, E&O, D&O coverage)

Forecasting

•	On-going forecast and budget tracking
•	Budget to actual
•	Annual operating budget
•	Cash runway analysis

Audit/Tax

•	Annual audit preparation and management of audit
•	Coordination and planning of corporate tax return preparation
•	Sales and use, payroll and franchise tax oversight

Other

•	Vendor management (including all contracts, suppliers, W-9s and issuing 1099s at year end)
•	Financial policies, procedures and controls review

CFO Services

Some specific corporate finance activities included in the services are as follows:

Planning

•	Strategic business planning
•	Cost reduction planning
•	Corporate and business development advisory work
•	Assistance in fundraising
•	Business development / licensing support
•	Financial modeling, planning and analysis
•	Strategic opportunity assessment
•	Board, Audit, Compensation, and Corporate Governance committee meeting preparation, support and attendance

Other

•	Stock option plan management
•	Capitalization table management
•	Audit / maintenance of corporate records (minute book, stock records, option agreements)
•	Management and evaluation of 409A valuations

Schedule and Fees:

Controller: Cheryl McCarthy: $130/hour

Financial Planning & Analysis (if necessary for program management): $170/hour

CFO: Daniel Geffken, as necessary: $260/hour

Danforth shall, from time to time, but not more frequently than once per calendar month invoice the Company for Services rendered and such invoice will be paid upon fifteen (15) days of receipt.

AMENDMENT NO. 1 TO CONSULTING AGREEMENT

This Amendment No. 1 to Consulting Agreement (“Amendment”) is made as of April 30, 2014 (“Effective Date”), by and between Danforth Advisors, LLC (“Consultant”), a corporation located at 91 Middle Road, Southborough, MA 01722 and Vedantra Pharmaceuticals, Inc., a Delaware corporation (“Company”), located at One Kendall Square, Building 1400 West, Suite 14303, Cambridge, MA 02139. Capitalized terms use but not defined herein shall have the respective meaning set forth in the Consulting Agreement by and between Danforth Advisors, LLC and the Company dated as of March 13, 2014 (“Agreement”).

WHEREAS, Consultant is engaged by the Company under the terms and conditions of the Agreement and the parties hereto desire to revise the terms of the Agreement on the terms and conditions set forth more fully herein; and

WHEREAS, the Company and Consultant mutually desire to amend the scope of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for the other good and valuable consideration, receipt of which is hereby acknowledge, the parties hereby agree as follows:

1. Exhibit A – Description of Services and Schedule of Fees, is hereby amended by inserting a new Consulting Service offered by Consultant after the description under the CFO Services section:

“Contract Management Services

Some specific contract manager activities included in the services are as follows:

•	Review contracts management system and ensure company agreements are organized;
•	Develop index to company agreements, as approved by Company;
•	Draft, review and finalize company agreements as necessary;
•	Assist Company outside counsel with review and negotiation of company contracts;
•	Additional special projects as may be requested by Company.”

2. Exhibit A – Description of Services and Schedule of Fees, is hereby amended by inserting the following new entry under the Schedule of Fees Section:

“Contracts Manager: Ellen Wing: $130/hour”

3. Except as specifically provided for in this Amendment, the terms of the Agreement shall be unmodified and shall remain in full force and effect.

4. This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same Amendment, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other.

IN WITNESS WHEREOF, this Amendment has been executed by Vedantra Pharmaceuticals, Inc. and Danforth Advisors, LLC to be effective as of the date first above written.

DANFORTH ADVISORS, LLC	VEDANTRA PHARMACEUTICALS, INC.

/s/ Daniel Geffken	/s/ William H. Koster
Name	Name

Daniel Geffken	William H. Koster
Print Name	Print Name

Managing Director	Chairman
Title	Title

5-1-14	May 1, 2014
Date	Date

AMENDMENT NO. 2 TO CONSULTING AGREEMENT

This Amendment No. 2 to Consulting Agreement (“Amendment”) is made as of January 31, 2016 (“Effective Date”), by and between Vedantra Pharmaceuticals, Inc. with a principal place of business being One Kendall Square, Building 1400 West, Suite 14303, Cambridge, MA 02139(“Company”) and Danforth Advisors, LLC (“Consultant”), with a principal place of business being 91 Middle Road, Southborough, MA 01722 (“Danforth”). Capitalized terms use but not defined herein shall have the respective meaning set forth in the Consulting Agreement by and between Danforth Advisors and the Company dated as of March 13, 2013.

WHEREAS, Consultant is engaged by the company under the terms and conditions of the Consulting Agreement and the parties hereto desire to revise the terms of the Consulting Agreement on the terms and conditions set forth more fully herein; and

WHEREAS, the Company and Consultant mutually desire to amend the scope of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for the other good and valuable consideration, receipt of which is hereby acknowledge, the parties hereby agree as follows:

1.	Section 3. Term and Termination is hereby modified to extend the term of the Agreement until March 31, 2017.
2.	Exhibit A – 1, attached hereto is added to the Agreement in its entirety.
3.	Except as specifically provided for in this Amendment, the terms of the Agreement shall be unmodified and shall remain in full force and effect.

This Amendment may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same Amendment, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other.

IN WITNESS WHEREOF, this Amendment has been executed by the Company and Danforth Advisors, LLC to be effective as of the date first above written.

********

DANFORTH ADVISORS, INC.	VEDANTA PHARMACEUTICAL INC.

/s/ Christine Boehing	/s/ Julian Adams
Name	Name

Christine Boehing	Julian Adams
Print Name	Print Name

Director of Operations	Executive Chairman
Title	Title

2/15/16
Date:	Date:

EXHIBIT A -2

Amendment of the Description of Services and Schedule of Fees

Danforth will perform the mutually agreed to finance and accounting functions which are necessary to support the management and operations of the Company, as outlined in Exhibit A of the Consulting Agreement by and between Danforth Advisors and the Company dated as of March 13, 2013.

Fees:

The section entitled Fees in Exhibit A and Amendment 1 dated as of March 13, 2014 of the Consulting Agreement by and between Danforth Advisors and the Company dated March 13, 2013 is hereby replaced in its entirety by the following:

Danforth shall be paid at the following rates per hour, for actual Services rendered as follows:

CFO: Daniel Geffken	RATE: $	275
Controller: Cheryl McCarthy	RATE: $	140
Contracts Manager: Ellen Wing	RATE: $	140

AMENDMENT NO. 3 TO CONSULTING AGREEMENT

This Amendment No. 3 to Consulting Agreement (“Amendment No. 3”) is made as of July 10, 2019 (“Effective Date of Amendment No.3”), by and between Elicio Therapeutics, formerly operating under the name of Vedantra Pharmaceuticals, Inc., with a principal place of business being One Kendall Square, Building 1400 West, Suite 14303, Cambridge, MA 02139 (“Company”) and Danforth Advisors, LLC, with a principal place of business being 91 Middle Road, Southborough, MA 01772 (“Consultant”). Capitalized terms use but not defined herein shall have the respective meaning set forth in the Consulting Agreement by and between Consultant and the Company dated as of March 13, 2013 (“Agreement”).

WHEREAS, Consultant is engaged by the company under the terms and conditions of the Consulting Agreement and the parties hereto desire to revise the terms of the Consulting Agreement on the terms and conditions set forth more fully herein; and

WHEREAS, the Company and Consultant mutually desire to amend the scope of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for the other good and valuable consideration, receipt of which is hereby acknowledge, the parties hereby agree as follows:

1.	Section 3. Term and Termination of the Agreement is replaced in its entirety with the following.

Section 3. Term and Termination. The term of this Agreement will commence on the Effective Date of the Agreement and will continue until such time as either party has given notice of termination pursuant to this paragraph 3 (the “Term”). This Agreement may be terminated by either Party hereto: (a) with Cause (as defined below), upon thirty (30) days prior written notice to the other Party; or (b) without cause upon sixty (60) days prior written notice to the other Party. For purposes of this Section 3, “Cause” shall include: (i) a breach of the terms of this Agreement which is not cured within thirty (30) days of written notice of such default or (ii) the commission of any act of fraud, embezzlement or deliberate disregard of a rule or policy of the Company.

2.	Except as specifically provided for in this Amendment No. 3, the terms of the Agreement shall be unmodified and shall remain in full force and effect. For avoidance of doubt the Agreement remained in effect between March 13, 2013 and the Effective Date of Amendment No.3.

This Amendment No. 3 may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same Amendment, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other.

IN WITNESS WHEREOF, this Amendment No.3 has been executed by the Company and Danforth Advisors, LLC to be effective as of the date first above written.

DANFORTH ADVISORS, INC.	ELICIO THERAPEUTICS, INC.

/s/ Gregg Beloff	/s/ Robert Connelly
Name	Name

Gregg Beloff	Robert Connelly
Print Name	Print Name

Managing Director	CEO
Title	Title

7/10/19	07/11/2019
Date	Date

AMENDMENT NO. 4 TO CONSULTING AGREEMENT

This Amendment No. 4 to Consulting Agreement (“Amendment No. 4”) is made as of December 18, 2020, by and between Elicio Therapeutics Inc., formerly operating under the name of Vedantra Pharmaceuticals, Inc., with a principal place of business being One Kendall Square, Building 1400 West, Suite 14303, Cambridge, MA 02139 (“Company”) and Danforth Advisors, LLC, a Massachusetts limited liability company, with a principal place of business being 91 Middle Road, Southborough, MA 01772 (“Danforth”). Capitalized terms used but not defined herein shall have the respective meaning set forth in the Consulting Agreement by and between Danforth and the Company dated as of March 13, 2013 (“Agreement”).

WHEREAS, Danforth is engaged by the company under the terms and conditions of the Agreement and the parties hereto desire to revise the terms of the Agreement on the terms and conditions set forth more fully herein; and

WHEREAS, the Company and Danforth mutually desire to amend the scope of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for the other good and valuable consideration, receipt of which is hereby acknowledge, the parties hereby agree as follows:

1.	Exhibit A is hereby modified to add the services of various Danforth employees to perform the Services required by the Company as further described thereon and to revise the Schedule and Fees as further specified and attached hereto in Exhibit A-2 which is added to the Agreement in its entirety.
2.	Except as specifically provided for in this Amendment, the terms of the Agreement shall be unmodified and shall remain in full force and effect.

This Amendment No. 4 may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same Amendment, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other.

IN WITNESS WHEREOF, this Amendment No. 4 has been executed by the Company and Danforth Advisors, LLC to be effective as of the date first above written.

DANFORTH ADVISORS, LLC	Elicio Therapeutics, Inc.

/s/ Chris Connors	/s/ Robert T. Connelly
Name	Name

Chris Connors	Robert T. Connelly

President	CEO
Title	Title

1/30/2021	1/7/21
Date	Date

Exhibit A-2

Description of Services and Schedule of Fees

•	Deliverable: Initial text, revisions and improvements leading to a completed business section (not including IP, strategic partnerships, competition and government regulation) including participation in an organizational meeting and as many drafting sessions are necessary, typically up to two drafting sessions.
•	Compensation: Compensation will be the sum of $200,000 payable in three increments. The “First Increment” is to be $50,000. to be paid within seven calendar days of the Effective Date to Danforth. $100,000 of the compensation, the “Second Increment,” will be invoiced upon delivery of an interim draft of the S-1 business section. The remaining $50,000 of the compensation, the “Third Increment,” will be invoiced upon the earlier of these two events: (1) handoff of the draft of the S-1 business section to client’s attorney or (2) the three month anniversary of the Effective Date of this Amendment. In no case will the Second and Third Increments be invoiced later than the three-month anniversary of the Effective Date. Each of the Second and Third Increments of the compensation will be due within 30 days of receipt of the applicable invoice.

AMENDMENT NO. 5 TO CONSULTING AGREEMENT

This Amendment No. 5 to Consulting Agreement (“Amendment No. 4”) is made as of February 1, 2021, by and between Elicio Therapeutics Inc., formerly operating under the name of Vedantra Pharmaceuticals, Inc., with a principal place of business being One Kendall Square, Building 1400 West, Suite 14303, Cambridge, MA 02139 (“Company”) and Danforth Advisors, LLC, a Massachusetts limited liability company, with a principal place of business being 91 Middle Road, Southborough, MA 01772 (“Danforth”). Capitalized terms used but not defined herein shall have the respective meaning set forth in the Consulting Agreement by and between Danforth and the Company dated as of March 13, 2013 (“Agreement”).

WHEREAS, Danforth is engaged by the company under the terms and conditions of the Agreement and the parties hereto desire to revise the terms of the Agreement on the terms and conditions set forth more fully herein; and

WHEREAS, the Company and Danforth mutually desire to amend the scope of the Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained and for the other good and valuable consideration, receipt of which is hereby acknowledge, the parties hereby agree as follows:

1.	Exhibit A is hereby modified to add the services of various Danforth employees to perform the Services required by the Company as further described thereon and to revise the Schedule and Fees as further specified and attached hereto in Exhibit A-2 which is added to the Agreement in its entirety.
2.	Except as specifically provided for in this Amendment, the terms of the Agreement shall be unmodified and shall remain in full force and effect.

This Amendment No. 5 may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same Amendment, and shall become binding when one or more counterparts have been signed by each of the parties and delivered to the other.

IN WITNESS WHEREOF, this Amendment No. 5 has been executed by the Company and Danforth Advisors, LLC to be effective as of the date first above written.

DANFORTH ADVISORS, LLC	Elicio Therapeutics, Inc.

/s/ Chris Connors	/s/ Robert Connelly
Name	Name

Chris Connors	Robert Connelly

President	Chief Executive Officer
Title

2/1/2021	February 1st, 2021
Date	Date

Exhibit A-2

Description of Services and Schedule of Fees

Danforth will perform mutually agreed to finance and accounting functions which are necessary to support the management and operations of the Company, certain of which are set forth below:

Role	Name	Hourly Rate
Senior Advisor	Daniel Geffken	$450/hour

Managing Director	Lance Thibault	$400/hour

CFO	Heather Kiessling	$375/hour

Director	Charlie Darder	$275/hour

Senior Manager	Cheryl McCarthy	$225/hour